Exhibit 99.1

News Release

For Immediate Release	For Further Information Contact:
July 20, 2005	Arleen Llerandi
Vice President, Investor Relations
(407) 822-2989

HUGHES SUPPLY ANNOUNCES REVISED GUIDANCE FOR SECOND

QUARTER OF FISCAL YEAR 2006

Second Quarter Earnings Per Share Expected to be $0.56 – $0.59

Hughes Supply, Inc. (NYSE:HUG) Orlando, Florida

Hughes Supply, Inc., a leading distributor of construction, repair and maintenance-related products, announced today that, primarily as a result of recent weakness in the performance of two of its businesses, the company is revising earnings guidance for its second quarter and fiscal year 2006.

Based on preliminary indications of second quarter results, diluted earnings per share are now expected to be $0.56 to $0.59, with revenues of approximately $1.330 billion. Previous diluted earnings per share guidance for the second quarter was $0.64 to $0.68, with revenues of $1.335 billion to $1.355 billion.

Going forward, the Company expects fiscal third quarter revenues to approximate the second quarter, and diluted earnings per share to exceed last year’s third quarter performance by 5% to 10%. The Company expects fiscal year 2006 diluted earnings per share to exceed last year’s exceptional performance also by 5% to 10%.

“While we recognize that last year’s second quarter was exceptionally strong with significant sales and margin gains from improved demand and higher commodity prices, in this fiscal year’s second quarter, we expected improved performance from all of our businesses, and that we would deliver higher earnings than one year ago,” said Tom Morgan, President and

Chief Executive Officer. “Some of our businesses, such as Utilities, Electrical and Industrial PVF, have shown good, if not significant improvement over last year’s performance. However, we have seen lower sales growth and margin weakness in recent weeks in other businesses, partly the result of competitive selling prices.

“We are extremely disappointed in the earnings shortfall this quarter, because we believe that over the past four years, we have demonstrated progressive improvement in our growth and profitability metrics and have consistently executed well against our goal of transforming Hughes into a company that uses leading distribution technologies and delivers superior returns. We understand the issues impacting our performance this quarter, we believe they are correctable and short-term, and we have implemented actions to address them,” stated Morgan.

The earnings shortfall is primarily attributable to weaker performance in the Plumbing/HVAC and Maintenance, Repair and Operations (MRO) businesses. After a weak first quarter, Plumbing/HVAC initiatives to improve sales and strengthen market share in a highly competitive market have not been fully effective, resulting in lower than forecasted sales and margins in the second quarter. Additionally, while the MRO business has returned to positive year-over-year sales growth in the quarter, a very competitive pricing environment, specifically for non-catalog appliance items such as water heaters and HVAC equipment, lower rebates than expected, and a higher mix of lower-margin refurbishment business, have resulted in lower than forecasted sales and lower gross margins.

Despite the lower than expected sales performance in the second quarter, the Company continues to see good underlying demand in all its end markets, and expects to achieve mid to high single digit organic sales growth for the year.

Morgan continued, “We have taken specific and aggressive actions in these businesses to address the sales and margin issues. In particular, with the Plumbing/HVAC business now fully converted to the Eclipse operating system, we believe we can better manage margins with a higher level of pricing discipline in that business going forward. In addition, we are beginning to reconfigure our Plumbing/HVAC branch structure to a more efficient hub and spoke model and, where appropriate, will close branches. The recent hiring of Jonathan House as Vice President of Supply Chain Management is reinforcement of our focus on, and commitment to, reducing the cost structure and driving superior performance in Hughes Supply’s distribution network. In the MRO business, seasonal programs for certain appliances are concluding, and rebates, pricing and mix are expected to improve in the third quarter.

“As a result of our ongoing productivity initiatives, and a lower level of growth in spending, we have made excellent progress in improving our overall expense ratio to sales, as evidenced in our first quarter performance, and we expect continued improvement in the second quarter and the fiscal year. We remain focused on significantly improving the overall returns in the business and are committed to taking additional steps to further reduce costs and drive towards increased profitability over time.

“We remain committed to our long-term strategy of growing the business, both organically and through acquisitions, and to achieving operational excellence. We continue to expect to complete two to three strategic and accretive acquisitions this year, and despite the earnings setback this quarter, our major operational initiatives are progressing well and our long-term vision is intact,” concluded Morgan.

Hughes will hold a conference call on Wednesday, July 20, 2005 at 4:30 p.m. Eastern time to discuss its revised outlook. This conference call can be accessed via the web at: http://www.hughessupply.com by selecting the Investors tab, or via telephone at: 888-942-8133; pass code Hughes; leader Mr. David Bearman. A replay of the conference call will be available on the website until August 22, 2005, or you may dial 866-431-7951; passcode Hughes.

Hughes will issue its earnings release for the second quarter ending July 31, 2005 on Monday, August 22, 2005, after market close and will hold a conference call at 9:00 a.m.

Eastern time on Tuesday, August 23, 2005 to discuss second quarter results and additional segment detail, along with the third quarter outlook.

About Hughes Supply, Inc.

Hughes Supply, Inc., founded in 1928, is one of the nation’s largest diversified wholesale distributors of construction, repair and maintenance-related products, with over 500 locations in 40 states. Headquartered in Orlando, Florida, Hughes employs approximately 9,400 associates and generated annual revenues of $4.4 billion in its last fiscal year. Hughes is a Fortune 500 company and was named the #1 Most Admired Company in America in the Wholesalers: Diversified Industry segment by FORTUNE Magazine. For additional information on Hughes Supply, you may visit www.hughessupply.com.

Forward-Looking Statements

Except for historical information, all other information discussed in this news release consists of forward-looking statements under the Private Securities Litigation Reform Act of 1995. When used in this report, the words “believe”, “anticipate”, “estimate”, “expect”, “may”, “will”, “should”, “plan”, “intend”, “project”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be different from any future results, performance, and achievements expressed or implied by these statements. These risks and uncertainties include, but are not limited to, the strength of the construction market and the general economy, competition, delay in implementing operating systems, reliance on key personnel, success in integrating and achieving expected profitability from acquired businesses, achieving enhanced profitability goals, fluctuating commodity prices, the Company’s fixed cost structure, customer credit policies, unexpected product shortages, product purchasing and supply, overseas movement of manufacturing facilities, success in completing strategic acquisitions and other factors set forth from time to time in filings with the Securities and Exchange Commission. The forward-looking statements included in this news release are made only as of the date of this news release and under section 27A of the Securities Act and section 21E of the Exchange Act. Hughes Supply does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.